EXHIBIT 10.4

Tenancy Agreement

Date:                  Aug. 01, 2000

Parties:              1. The Landlord           Harikya Towers Beer Sheva, Ltd.
                           2. The Tenant:              Intacta Labs Ltd.

Property:           Office space of 252.2 square meters (gross), divided according to Tenant's plan

Location:           31 Shazar Street, Beer Sheva 84984, Israel

Term:                 Five years, from Sep. 01,2000 to Aug. 31,2005

Rent:                  US$3,404.70 a month, including building management, maintenance and security.

Payable:             Six months rent in advance and thereafter, quarterly rent (i.e., every three months). Payment is made in NIS at the representative exchange rate on the day of payment.

Taxes:                 Intacta Labs Ltd. will pay the City Tax, directly to the city, at the legal rate as determined by the City from time to time for businesses. The current rate is about $40.00 per square meter per year

Utilities:              Intacta Labs Ltd. will pay the suppliers for all electricity, water telephones and services supplied to the Property during the tenancy.

SIGNED by the above-named

(the Landlord)                                                         (the Tenant)